UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________
FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2016
_______________________________________________________
JIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)
_______________________________________________________
Commission File Number: 001-35367

Delaware	42-1515522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Lytton Avenue, Suite 200, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650-319-1920
Former name or former address if changed since last report: no change
_______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On October 25, 2016, Jive Software, Inc. (the “Company”) entered into a lease with Water Tower Fee Owner, LLC (the “Landlord”) for approximately 12,500 square feet of office space in Campbell, California for its new corporate headquarters (the “Campbell Lease”). The initial term of the Campbell Lease is expected to commence on March 1, 2017 and run until June 2022 (the “Term”). The Campbell Lease provides for monthly base rent amounts ranging from $52,680.60 to $61,063.51 as well as a requirement that the Company pay its pro rata share of certain real property taxes, operating expenses and common area maintenance expenses. The Company has the option to extend the lease for one additional five-year term subject to certain increases in base rent, provided that the Company gives notice to the Landlord no earlier than 365 days prior to the expiration of the Term and no later than 270 days prior to the expiration of the Term.

On October 28, 2016, the Company separately entered into an amendment to its office lease with TTC Partners, LLC for the Company’s existing corporate headquarters in Palo Alto, CA (the “Palo Alto Lease”) that provides for an early termination of the Palo Alto Lease such that the Company may exit the entirety of the leased premises by March 20, 2017 (the “Amendment”). In connection with the early termination of the Palo Alto Lease, the Company will be relieved of obligations to pay approximately $3.5 million in rent and other payments which it would have been required to pay over the course of the remainder of the term of the Palo Alto Lease, which, prior to the Amendment, was scheduled to expire in March 2020.

The Company expects to complete the move of its corporate headquarters by March 2017.

The foregoing descriptions of the Campbell Lease and the Amendment are not complete and are qualified in their entirety by reference to the full text of the Campbell Lease and the Amendment, respectively, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for fiscal year 2016.

Item 1.02    Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above regarding the Amendment and termination of the Palo Alto Lease is incorporated by reference into this Item 1.02.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2016		JIVE SOFTWARE, INC.

	By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
EVP and Chief Financial Officer